Exhibit 10.1

AMENDMENT TO SHARED SERVICES AGREEMENT

This Amendment (the "Amendment"), dated as of March 4, 2016, amends that certain Shared Services Agreement entered into as of December 4, 2015, between Walker Innovation Inc., a Delaware corporation (“Walker Innovation”) and Flexible Travel Company LLC, a Delaware limited liability company ("FTC") (the "Agreement").

For good and valuable consideration, Walker Innovation and FTC agree as follows:

1.	Schedule A to the Agreement is amended and restated in its entirety as set forth on Schedule A to this Amendment.

2.	Except as amended by this Amendment, the terms of the Agreement shall remain the same and the Agreement, as amended by this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set forth above.

FLEXIBLE TRAVEL COMPANY, LLC			WALKER INNOVATION INC.

By:	/s/Jay Walker		By:	/s/Jonathan Ellenthal
	Name:	Jay Walker		Name:	Jonathan Ellenthal
	Title:	Chairman		Title:	Chief Executive Officer

Schedule A

Walker Innovation Schedule of Services

Effective March 3, 2016

Description of Services		Hourly Charge
•	Strategic Planning and Marketing Services	$210, not to exceed 120 hours per month without approval of Walker Innovation Audit Committee
•	General Marketing Services	$130, not to exceed 120 hours per month without approval of Walker Innovation Audit Committee
•	Contract Drafting, Negotiations and other Legal Support	$185, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	Patent and other Intellectual Property Legal Support	$120, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	General Legal Services (Paralegal)	$ 45, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	Strategic Finance Support	$175, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	General Bookkeeping Support	$ 65, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	Human Resource/Recruiting Support	$105, not to exceed 150 hours per month without approval of Walker Innovation Audit Committee
•	Computer Maintenance and Services	Pricing available upon request, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	Equipment Rental	Pricing available upon request, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	Office Services	Pricing available upon request, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	Office and Computer Supplies	Pricing available upon request, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	Postage & Delivery	Pricing available upon request, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee
•	Office Space and Utilities	Pricing available upon request, not to exceed 55 hours per month without approval of Walker Innovation Audit Committee

Hourly Fees

Hourly fees payable by Flexible Travel to Walker Innovation for each of the above-listed services reflect an amount approximately equal to Walker Innovation’s cost of providing such service. Any service requiring the retention of external advisors such as audit-related or legal shall first require the written approval of Flexible Travel’s Chief Executive Officer and then be billed directly to Flexible Travel.